Exhibit 99.1

May 6, 2010	MEDIA AND INVESTOR RELATIONS CONTACT:	Angela A. Minas
	Phone:	303/633-2900
	24-Hour:	303/807-7018

DCP MIDSTREAM PARTNERS REPORTS FIRST QUARTER 2010 RESULTS

•	Financial results in line with 2010 DCF forecast
•	Delivered 1.3x distribution coverage
•	Committed $40 million to fee-based NGL pipeline acquisition and expansion project

DENVER – DCP Midstream Partners, LP (NYSE: DPM), or the Partnership, today reported financial results for the three months ended March 31, 2010. The table below reflects first quarter 2010 and first quarter 2009 results on a consolidated basis and first quarter 2009 results as originally reported.

FIRST QUARTER 2010 SUMMARY RESULTS

	Three Months Ended March 31,(2)
	2010	2009	As Reported in 2009
	(Unaudited) (Millions, except per unit amounts)
Net income attributable to partners	$25.8	$21.1	$22.1
Net income per limited partner unit	$0.64	$0.67	$0.67
Adjusted EBITDA(1)	$40.1	$40.2	$39.2
Adjusted net income attributable to partners(1)	$18.0	$20.9	$21.9
Adjusted net income per limited partner unit(1)	$0.41	$0.66	$0.66
Distributable cash flow(1)	$31.7	$27.4	$27.6

(1)

Denotes a financial measure not presented in accordance with U.S. generally accepted accounting principles, or GAAP. Each such non-GAAP financial measure is defined below under “Non-GAAP Financial Information”, and each is reconciled to its most directly comparable GAAP financial measures under “Reconciliation of Non-GAAP Financial Measures” below.

(2)

In April 2009, the Partnership completed the acquisition of an additional 25.1 percent interest in DCP East Texas Holdings, LLC, or East Texas, from DCP Midstream, LLC (“DCP Midstream”), which results in the Partnership owning a 50.1 percent interest in East Texas. Prior to this transaction the Partnership accounted for its interest in East Texas under the equity method. As a result of our owning in excess of 50 percent of East Texas, and because the transaction was between entities under common control, we are required to present results of operations, including all historical periods, on a consolidated basis. In addition, results are presented as originally reported in 2009 for comparative purposes.

Additionally, note that while the Partnership hedges the majority of its commodity risk, the portion of East Texas owned by DCP Midstream is unhedged. As such, the Partnership’s consolidated results depict 75 percent of East Texas unhedged in all periods prior to the second quarter of 2009 and 49.9 percent of East Texas unhedged for all periods subsequent to the first quarter of 2009.

NGL PIPELINE ACQUISITION AND EXPANSION PROJECT

In January 2010 we closed a $22 million acquisition of our fee-based 350 mile Wattenberg interstate NGL pipeline and announced a related $18 million expansion capital project which is expected to be completed in early 2011. The pipeline originates in Colorado’s Denver-Julesburg Basin and delivers volumes from plants owned by DCP Midstream, the largest gatherer and processor in the basin, to Bushton, Kansas.

CEO PERSPECTIVE

“First quarter results were in line with our 2010 forecast,” said Mark Borer, president and CEO of the Partnership. “Our diversified asset portfolio delivered a 1.3 times distribution coverage ratio. We are well underway with executing our integration plans on our recent Michigan and Wattenberg NGL pipeline acquisitions. We are optimistic about emerging growth opportunities, and believe we are well positioned to continue executing our growth strategy.”

CONSOLIDATED FINANCIAL RESULTS

Adjusted EBITDA remained relatively constant at $40.1 million for the three months ended March 31, 2010 and $40.2 million for the three months ended March 31, 2009.

On April 27, 2010, the Partnership announced a quarterly distribution of $0.60 per limited partner unit, consistent with the prior quarter. Our distributable cash flow of $31.7 million for the three months ended March 31, 2010 provided a 1.3 times distribution coverage ratio.

OPERATING RESULTS BY BUSINESS SEGMENT

Natural Gas Services — Adjusted segment EBITDA increased from $24.5 million for the three months ended March 31, 2009, to $33.3 million for the three months ended March 31, 2010, reflecting increased gas throughput volumes from our Michigan acquisition, organic growth at our Discovery and Piceance Basin assets, and increased NGL production, partially offset by the impacts of volume curtailments due to plant shutdowns and producer wellhead freeze offs as a result of near record cold weather, and lower gas throughput volumes at certain of our natural gas assets. Results for 2009 include the impact of operational downtime at our Discovery, East Texas and Wyoming assets.

Wholesale Propane Logistics — Adjusted segment EBITDA decreased from $22.9 million for the three months ended March 31, 2009 to $11.7 million for the three months ended March 31, 2010. Results for 2009 reflect increased spot sales opportunities driven by a favorable marketing environment and higher per unit margins, approximately $6.0 million of which was attributable to the sale of inventory that was written down at the end of the fourth quarter of 2008.

NGL Logistics — Adjusted segment EBITDA increased from $1.4 million for the three months ended March 31, 2009, to $3.7 million for the three months ended March 31, 2010, reflecting higher per unit margins as well as increased throughput volumes associated with an additional pipeline interconnect and the Wattenberg pipeline acquisition. Results for 2009 include the impact of ethane rejection and lower volumes from certain connected processing plants.

CORPORATE AND OTHER

General and administrative expense and interest expense remained relatively constant for the three months ended March 31, 2009 and 2010. Increased depreciation and amortization expense for the three months ended March 31, 2010, reflects the Michigan and Wattenberg pipeline acquisitions, as well as organic project spending.

COMMODITY DERIVATIVE ACTIVITY

The objective of our commodity risk management program is to protect downside risk in our distributable cash flow. We utilize mark-to-market accounting treatment for our commodity derivative instruments. Mark-to-market accounting rules require companies to record currently in earnings the difference between their contracted future derivative settlement prices and the forward prices of the underlying commodities at the end of the accounting period. Revaluing our commodity derivative instruments based on futures pricing at the end of the period creates an asset or liability and associated non-cash gain or loss. Realized gains or losses from cash settlement of the derivative contracts occur monthly as our physical commodity sales are realized or when we rebalance our portfolio. Non-cash gains or losses associated with the mark-to-market accounting treatment of our commodity derivative instruments do not affect our distributable cash flow.

For the three months ended March 31, 2010 derivative activity and total revenues included a non-cash gain of $7.8 million and cash hedge settlements paid of $2.2 million. This compares to a non-cash gain of $0.3 million and cash hedge settlement receipts of $6.2 million for the three months ended March 31, 2009. While our earnings will continue to fluctuate as a result of the volatility in the commodity markets, our commodity derivative contracts mitigate a portion of the risk of weakening commodity prices thereby stabilizing distributable cash flows.

CAPITALIZATION

We have an $825 million revolving credit facility that matures in June 2012. At March 31, 2010, we had $615 million outstanding under our revolver, resulting in $210 million of available capacity. Our leverage ratio pursuant to our credit facility for the quarter ended March 31, 2010, was approximately 3.8 times.

We mitigate a substantial portion of our interest rate risk with interest rate swaps which reduce our exposure to market rate fluctuations by converting variable interest rates to fixed interest rates. As of March 31, 2010, we had $575 million of our revolver debt converted to fixed rates through June 2012. Our weighted average cost of debt under our revolving credit facility, including interest rate swaps, as of March 31, 2010, was 4.3 percent.

EARNINGS CALL

DCP Midstream Partners will hold a conference call to discuss first quarter results on Friday, May 7, 2010, at 10 a.m. ET. The dial-in number for the call is 800-860-2442 in the United States or 412-858-4600 outside the United States. A live Webcast of the call can be accessed on the investor information page of DCP Midstream Partners’ Web site at http://www.dcppartners.com. The call will be available for replay until 9 a.m. ET on May 17, 2010, by dialing 877-344-7529, in the United States or 412-317-0088 outside the United States. The conference number is 440081. A replay and transcript of the broadcast will also be available on the Partnership’s Web site.

NON-GAAP FINANCIAL INFORMATION

This press release and the accompanying financial schedules include the following non-GAAP financial measures: distributable cash flow, adjusted EBITDA, adjusted segment EBITDA, adjusted net income attributable to partners, and adjusted net income per unit. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures. Our non-GAAP financial measures should not be considered in isolation or as an alternative to our financial measures presented in accordance with GAAP, including net income or loss attributable to partners, net cash provided by or used in operating activities or any other measure of liquidity or financial performance presented in accordance with GAAP as a measure of operating performance, liquidity or ability to service debt obligations and make cash distributions to unitholders. The non-GAAP financial measures presented by us may not be comparable to similarly titled measures of other companies because they may not calculate their measures in the same manner.

We define distributable cash flow as net cash provided by or used in operating activities, less maintenance capital expenditures, net of reimbursable projects, plus or minus adjustments for non-cash mark-to-market of derivative instruments, proceeds from divestiture of assets, net income attributable to noncontrolling interest net of depreciation and income tax, net changes in operating assets and liabilities, and other adjustments to reconcile net cash provided by or used in operating activities. Maintenance capital expenditures are capital expenditures made where we add on to or improve capital assets owned, or acquire or construct new capital assets, if such expenditures are made to maintain, including over the long term, our operating capacity. Non-cash mark-to-market of derivative instruments is considered to be non-cash for the purpose of computing distributable cash flow because settlement will not occur until future periods, and will be impacted by future changes in commodity prices. Distributable cash flow is used as a supplemental liquidity and performance measure by our management and we believe by external users of our financial statements, such as investors, commercial banks, research analysts and others, to assess our ability to make cash distributions to our unitholders and our general partner.

We define adjusted EBITDA as net income or loss attributable to partners less interest income and non-cash commodity derivative gains, plus interest expense, income tax expense, depreciation and amortization expense and non-cash commodity derivative losses, adjusted for any noncontrolling interest on depreciation and amortization expense, and income tax expense. The commodity derivative non-cash losses and gains result from the marking to market of certain financial derivatives used by the Partnership for risk management purposes that we do not account for under the hedge method of accounting. These non-cash losses or gains may or may not be realized in future periods when the derivative contracts are settled, due to fluctuating commodity prices. We define adjusted segment EBITDA for each segment as segment net income or loss attributable to partners less interest income and non-cash commodity derivative gains for that segment, plus interest expense, income tax expense, depreciation and amortization expense and non-cash commodity derivative losses for that segment, adjusted for any noncontrolling interest on depreciation and amortization expense, and income tax expense for that segment. Our adjusted EBITDA equals the sum of our adjusted segment EBITDAs, plus general and administrative expense.

Adjusted EBITDA and adjusted segment EBITDA are used as supplemental liquidity and performance measures by our management and we believe by external users of our financial statements, such as investors, commercial banks, research analysts and others, to assess:

•

the ability of our assets to generate cash sufficient to pay interest costs, support our indebtedness, make cash distributions to our unitholders and general partner, and finance maintenance expenditures;

•	financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	our operating performance and return on capital as compared to those of other companies in the midstream energy industry, without regard to financing methods or capital structure; and

•	viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

We define adjusted net income attributable to partners as net income attributable to partners, plus non-cash derivative losses, less non-cash derivative gains. Adjusted net income per unit is then calculated from adjusted net income attributable to partners. These non-cash derivative losses and gains result from the marking to market of certain financial derivatives used by the Partnership for risk management purposes that we do not account for under the hedge method of accounting. Adjusted net income attributable to partners and adjusted net income per unit are provided to illustrate trends in income excluding these non-cash derivative losses or gains, which may or may not be realized in future periods when derivative contracts are settled, due to fluctuating commodity prices.

ABOUT DCP MIDSTREAM PARTNERS

DCP Midstream Partners, LP (NYSE: DPM) is a midstream master limited partnership that gathers, processes, transports and markets natural gas and natural gas liquids and is a leading wholesale distributor of propane. DCP Midstream Partners, LP is managed by its general partner, DCP Midstream GP, LLC, which is wholly owned by DCP Midstream, LLC, a joint venture between Spectra Energy and ConocoPhillips. For more information, visit the DCP Midstream Partners, LP Web site at http://www.dcppartners.com.

CAUTIONARY STATEMENTS

This press release may contain or incorporate by reference forward-looking statements as defined under the federal securities laws regarding DCP Midstream Partners, LP, including projections, estimates, forecasts, plans and objectives. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Partnership’s actual results may vary materially from what management anticipated, estimated, projected or expected.

The key risk factors that may have a direct bearing on the Partnership’s results of operations and financial condition are described in detail in the Partnership’s periodic reports most recently filed with the Securities and Exchange Commission, including its most recent Form 10-K. Investors are encouraged to closely consider the disclosures and risk factors contained in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Information contained in this press release is unaudited, and is subject to change.

DCP MIDSTREAM PARTNERS, LP

FINANCIAL RESULTS AND

SUMMARY BALANCE SHEET DATA

(Unaudited)

	Three Months Ended March 31,
	2010	2009	As Reported in 2009
	(Millions, except per unit amounts)
Sales of natural gas, propane, NGLs and condensate	$370.4	$257.1	$217.7
Transportation, processing and other	27.3	20.3	15.9
Gains from commodity derivative activity, net	6.0	7.0	7.0

Total operating revenues	403.7	284.4	240.6
Purchases of natural gas, propane and NGLs	(332.8)	(216.9)	(182.8)
Operating and maintenance expense	(19.0)	(16.2)	(9.2)
Depreciation and amortization expense	(17.8)	(14.6)	(10.4)
General and administrative expense	(8.6)	(8.6)	(5.8)

Total operating costs and expenses	(378.2)	(256.3)	(208.2)

Operating income	25.5	28.1	32.4
Interest expense, net	(7.2)	(7.1)	(7.1)
Earnings (losses) from unconsolidated affiliates	7.9	(1.1)	(2.2)
Income tax expense	(0.3)	(0.1)	(0.1)
Net (income) loss attributable to noncontrolling interests	(0.1)	1.3	(0.9)

Net income attributable to partners	$25.8	$21.1	$22.1
Net loss attributable to predecessor operations	—	1.0	—
General partner unitholders’ interest in net income	(3.8)	(3.2)	(3.2)

Net income allocable to limited partners	$22.0	$18.9	$18.9

Net income per limited partner unit—basic and diluted	$0.64	$0.67	$0.67

Weighted-average limited partner units outstanding—basic and diluted	34.6	28.2	28.2

	March 31, 2010	December 31, 2009
	(Millions)
Cash and cash equivalents	$2.6	$2.1
Other current assets	171.3	195.6
Restricted investments (a)	—	10.0
Property, plant and equipment, net	1,017.0	1,000.1
Other long-term assets	273.3	273.7

Total assets	$1,464.2	$1,481.5

Current liabilities	$181.1	$191.1
Long-term debt (a)	615.0	613.0
Other long-term liabilities	67.3	72.0
Partners’ equity	378.3	377.7
Noncontrolling interests	222.5	227.7

Total liabilities and equity	$1,464.2	$1,481.5

(a) Long-term debt includes $0 and $10 million outstanding on the term loan portion of our credit facility as of March 31, 2010 and December 31, 2009, respectively. These amounts are fully secured by restricted investments.

DCP MIDSTREAM PARTNERS, LP

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

	Three Months Ended March 31,
	2010	2009	As Reported in 2009
	(Millions, except per unit amounts)
Reconciliation of Non-GAAP Financial Measures:
Net income attributable to partners	$25.8	$21.1	$22.1
Interest expense, net	7.2	7.1	7.1
Depreciation, amortization and income tax expense, net of noncontrolling interest	14.9	12.3	10.3
Non-cash commodity derivative mark-to-market	(7.8)	(0.3)	(0.3)

Adjusted EBITDA	40.1	40.2	39.2
Interest expense, net	(7.2)	(7.1)	(7.1)
Depreciation, amortization and income tax expense, net of noncontrolling interest	(14.9)	(12.3)	(10.3)
Other	—	0.1	0.1

Adjusted net income attributable to partners	18.0	20.9	21.9
Maintenance capital expenditures, net of reimbursable projects	(3.0)	(7.4)	(7.2)
Distributions from unconsolidated affiliates, net of earnings	1.9	1.6	2.7
Depreciation and amortization, net of noncontrolling interest	14.6	12.3	10.2
Proceeds from sale of assets	0.2	—	—

Distributable cash flow	$31.7	$27.4	$27.6

Adjusted net income attributable to partners	$18.0	$20.9	$21.9
Net loss attributable to predecessor operations	—	1.0	—
General partner interest in net income	(3.7)	(3.2)	(3.2)

Adjusted net income allocable to limited partners	$14.3	$18.7	$18.7

Adjusted net income per unit	$0.41	$0.66	$0.66

Net cash provided by operating activities	$51.0	$30.5	$26.6
Interest expense, net	7.2	7.1	7.1
Distributions from unconsolidated affiliates, net of earnings	(1.9)	(1.6)	(2.7)
Net changes in operating assets and liabilities	(4.9)	6.0	9.6
Net income or loss attributable to noncontrolling interests, net of depreciation and income tax	(3.3)	(1.1)	(1.1)
Non-cash commodity derivative mark-to-market	(7.8)	(0.3)	(0.3)
Other, net	(0.2)	(0.4)	—

Adjusted EBITDA	40.1	40.2	39.2
Interest expense, net	(7.2)	(7.1)	(7.1)
Maintenance capital expenditures, net of reimbursable projects	(3.0)	(7.4)	(7.2)
Distributions from unconsolidated affiliates, net of earnings	1.9	1.6	2.7
Other	(0.1)	0.1	—

Distributable cash flow	$31.7	$27.4	$27.6

DCP MIDSTREAM PARTNERS, LP

SEGMENT FINANCIAL RESULTS AND OPERATING DATA

AND RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

	Three Months Ended March 31,
	2010	2009	As Reported in 2009
	(Millions, except as indicated)
Natural Gas Services Segment:
Financial results:
Segment net income attributable to partners	$27.9	$13.1	$11.3
Non-cash commodity derivative mark-to-market	(8.4)	(0.1)	(0.1)
Depreciation and amortization expense	17.0	13.9	9.7
Noncontrolling interest on depreciation and income tax	(3.2)	(2.4)	(0.2)

Adjusted segment EBITDA	$33.3	$24.5	$20.7

Operating and financial data:
Natural gas throughput (MMcf/d)	1,164	995	930
NGL gross production (Bbls/d)	32,874	21,832	16,374
Operating and maintenance expense	$16.2	$13.2	$6.2

Wholesale Propane Logistics Segment:
Financial results:
Segment net income attributable to partners	$10.8	$22.8	$22.8
Non-cash commodity derivative mark-to-market	0.6	(0.2)	(0.2)
Depreciation and amortization expense	0.3	0.3	0.3

Adjusted segment EBITDA	$11.7	$22.9	$22.9

Operating and financial data:
Propane sales volume (Bbls/d)	33,356	37,092	37,092
Operating and maintenance expense	$2.6	$2.7	$2.7

NGL Logistics Segment:
Financial results:
Segment net income attributable to partners	$3.2	$1.0	$1.0
Depreciation and amortization expense	0.5	0.4	0.4

Adjusted segment EBITDA	$3.7	$1.4	$1.4

Operating and financial data:
NGL pipelines throughput (Bbls/d)	39,911	23,969	23,969
Operating and maintenance expense	$0.2	$0.3	$0.3

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